EXHIBIT 10.7
------------
                                FIRST AMENDMENT
                                      TO
                       AMERISTEEL STRATEGIC VALUE ADDED
                      EXECUTIVE SHORT-TERM INCENTIVE PLAN


         This First Amendment to the AmeriSteel Strategic Value Added Executive Short-Term Incentive Plan (the "Plan", which was formerly known as the "Florida Steel Corporation Value Added Executive Short-Term Incentive Plan") is made and entered into by AmeriSteel Corporation (the "Company", which was formerly known as "Florida Steel Corporation") this 15 day of May, 1996, but is effective for all purposes as of April 1, 1996.


                             W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Plan; and

         WHEREAS, Article VI of the Plan authorizes the Company to amend the Plan at any time with the approval of the Company's Board of Directors; and

         WHEREAS, the Company desires to amend the Plan in certain respects.

         NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:


         1.    Article I(a) of the Plan is hereby amended to read as follows:

         (a) "Annual Base Salary" shall mean, with respect to any Participant, such Participant's base salary in effect at the end of a Plan Year annualized; provided, however, that in the event the Participant's employment Terminates prior to the end of a Plan Year, "Annual Base Salary" shall mean such Participant's annualized base salary as in effect on the date his employment Terminates.

         2. Article I is further amended by adding the following as a new paragraph (p) thereof:

         (p) "Terminates" or Terminated" shall refer to the termination of the employment of a Participant with the Company; provided, that with respect to any termination event other than normal retirement, early retirement or death, the event of termination shall be deemed to occur on the last day of the Participant's active work with the Company even thought the Participant's last day of employment may be a later date.

         3.    Article III(a) of the Plan in hereby amended to read as follows:

         (a) If the employment of a Participant Terminates during a Plan Year for normal retirement (at or after age 65), early retirement (within the meaning of Section 4.01 of the Company's Pension Plan), total and permanent disability (as defined in the Company's Long-Term Disability
         Plan), death or by reason of Special Circumstances (as defined below), the Participant shall participate in the Plan for such Plan Year until the date his employment Terminates and shall be eligible to receive an Award after the end of the Plan Year. Such award shall be Calculated by multiplying the full year Award that would have been payable to the Participant if his employment had not Terminated by a fraction, the numerator of which is the number of days during the Plan Year in which the Participant participated in the Plan (i.e., the number of days prior to and including the date his employment Terminated) and the denominator of which is the number of days in the Plan Year. For purposes of this paragraph (a), "Special Circumstances" shall mean a situation where the employment of a Participant Terminates as a direct result of the Company selling or closing on a permanent basis a mill or other facility operated by the Company, with the determination of whether Special Circumstances exist in a particular case to be made in the sole discretion of the Committee.

         4.  Article III(b) of the Plan is hereby amended to read as follows:

         (b) If the employment of a Participant Terminates prior to the end of a Plan Year for any reason other than a reason specified in paragraph (a) above, the Participant shall forfeit any right to receive an Award under this Plan for such Plan Year.

         5.  Article V(d) of the Plan is amended to read as follows:

         (d) Notwithstanding the provisions of paragraph (b) above, in the event that the employment of a Participant Terminates during the Plan Year but the Participant is entitled to an Award for the Plan Year under the provisions of Article III(a), or in the event that the employment of a Participant who is entitled to an Award for the Plan Year Terminates for any reason (including death) after the end of the Plan Year but before the Participant has received the shares of common stock of the Company, if any, to which he is entitled under paragraph (b) above, no shares of stock shall be issued to the Participant or his beneficiary or beneficiaries, as the case may be, but instead the Participant's entire Award shall be paid in cash.

         IN WITNESS WHEREOF, the foregoing First Amendment is adopted by the Company.

                                       AMERISTEEL CORPORATION


                                       By: /s/ Phillip E. Casey
                                          -----------------------------